                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                   For further information contact:

                                   John Schoen          Jack Seller
                                   COO/CFO              Director, Marketing & PR
                                   PCTEL, Inc.          PCTEL, Inc.
                                   (773) 243-3000       (773) 243-3016
                                                        jack_seller@pctel.com



               PCTEL POSTS $10.7 MILLION IN THIRD QUARTER REVENUE
              WIRELESS REVENUE UP 190% OVER THIRD QUARTER LAST YEAR


CHICAGO, IL - NOVEMBER 1, 2004 - PCTEL, Inc. (NASDAQ: PCTI), a global leader in simplifying mobility, today announced financial results for the third quarter ended September 30, 2004. Total revenue was $10.7 million for the third quarter of 2004, including $9.3 million of wireless product revenue and $1.4 million of licensing revenue. This compares to $4.0 million of revenue in the third quarter 2003, which included $3.2 million of wireless revenue, $0.8 million of licensing revenue. The increase in wireless revenue was primarily due to the acquisition of MAXRAD in the first quarter 2004 and wireless carrier contract wins to date for the Company's Mobility Solutions software products.

Net loss for the third quarter of 2004 was $(2.6) million, or $(0.13) per diluted share, compared to net loss of $(2.3) million, or $(0.12) per diluted share reported in the third quarter of 2003. Last year's third quarter was the first full quarter without any modem revenues.

The company previously announced the acquisition of several antenna product lines from Andrew Corporation (NASDAQ: ANDW). That transaction closed on October 29, 2004 and the results from operations will be reported in the fourth quarter.

"We are pleased with our continued progress in growing a strong, wireless business," said Marty Singer, PCTEL's Chairman and CEO. "While we had anticipated stronger growth for our SoftAP(TM) and for our government products for signal intelligence (SIGINT) applications, we made great progress in expanding our footprint with carriers for both our Roaming Client and CLARIFY and scanning receiver products. We were particularly pleased with our penetration of certain OEM accounts for our Maxrad Product Group and the progress that we made in closing our fourth acquisition in less than two and half years," added Singer.

Since June 2002, PCTEL acquired CyberPixie, now its Mobility Solutions Group; DTI, now its RF Solutions Group; Maxrad, now its Maxrad Product Group, and two new product lines from Andrew Corporation. During the same period, PCTEL divested its modem product line.

Cash and short-term investments on September 30, 2004 were $102.3 million, a decrease of $1.3 million from the second quarter of 2004. The decrease is primarily attributed to the stock buyback program. The company repurchased 155,700 of its shares during the quarter just ended. As of September 30, 2004, the company has repurchased 1.86 million out of the 2.5 million shares authorized by the Board of Directors under its share buyback program.


CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:00 PM CST (5:00 PM EST) today with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (913) 981-4910 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 835575.


ABOUT PCTEL
PCTEL (NASDAQ: PCTI), founded in March 1994, is a global leader in simplifying mobility. PCTEL's Mobility Solutions' software tools simplify installation, roaming, Internet access and billing. PCTEL's RF Solutions' portfolio of OEM receivers and receiver-based products are used to measure and monitor cellular networks. PCTEL's MAXRAD Product Group designs, distributes, and supports innovative antenna solutions that facilitate and simplify wireless communications. PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold or licensed to wireless carriers, wireless ISPs, distributors, wireless test and measurement companies, system integrators, PC manufacturers and PC card and board manufacturers. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.


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PCTEL SAFE HARBOR STATEMENT
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding its future business prospects and the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.


                                      # # #

                                   PCTEL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                      Three Months Ended          Nine Months Ended
                                                                         September 30,              September 30,
                                                                    ----------------------      ----------------------
                                                                      2004          2003          2004          2003
                                                                    --------      --------      --------      --------
REVENUES ......................................................     $ 10,735      $  4,030      $ 32,923      $ 27,288
COST OF REVENUES ..............................................        4,450           755        12,451        12,871
INVENTORY RECOVERY ............................................            -             -             -        (1,800)
                                                                    --------      --------      --------      --------
GROSS PROFIT ..................................................        6,285         3,275        20,472        16,217
                                                                    --------      --------      --------      --------
OPERATING EXPENSES:
      Research and development ................................        1,972         1,792         6,129         6,093
      Sales and marketing .....................................        2,612         1,501         8,081         5,655
      General and administrative ..............................        3,761         2,644        10,160         7,295
      Amortization of other intangible assets .................          709           343         2,132           781
      Acquired in-process research and development ............            -             -             -         1,100
      Restructuring charges ...................................         (136)          288          (195)        2,940
      Gain on sale of assets and related royalties ............         (500)         (644)       (1,500)       (4,976)
      Amortization of deferred compensation ...................          384           208         1,040           748
                                                                    --------      --------      --------      --------
           Total operating expenses ...........................        8,802         6,132        25,847        19,636
                                                                    --------      --------      --------      --------
LOSS FROM OPERATIONS ..........................................       (2,517)       (2,857)       (5,375)       (3,419)
OTHER INCOME, NET .............................................          349           291           859         1,120
                                                                    --------      --------      --------      --------
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES ..............       (2,168)       (2,566)       (4,516)       (2,299)
PROVISION (BENEFIT) FOR INCOME TAXES ..........................          458          (248)         (714)         (155)
                                                                    --------      --------      --------      --------
NET LOSS ......................................................     $ (2,626)     $ (2,318)     $ (3,802)     $ (2,144)
                                                                    ========      ========      ========      ========

Basic earnings (loss) per share ...............................     $  (0.13)     $  (0.12)     $  (0.19)     $  (0.11)
Shares used in computing basic earnings (loss) per share ......       20,174        19,663        20,129        19,913

Diluted earnings (loss) per share .............................     $  (0.13)     $  (0.12)     $  (0.19)     $  (0.11)
Shares used in computing diluted earnings (loss) per share ....       20,174        19,663        20,129        19,913

                                   PCTEL, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)



                                                      September 30,    December 31,
                                                          2004            2003
                                                      -------------    ------------
                                     ASSETS
CURRENT ASSETS:
       Cash and cash equivalents .................     $102,085          $106,007
       Restricted cash ...........................          208               278
       Short-term investments ....................            -            19,177
       Accounts receivable, net ..................        6,788             3,630
       Inventories, net ..........................        3,630             1,267
       Prepaid expenses and other assets .........        2,240             1,929
                                                       --------          --------
              Total current assets ...............      114,951           132,288
PROPERTY AND EQUIPMENT, net ......................        4,479             1,197
GOODWILL .........................................       11,574             5,561
OTHER INTANGIBLE ASSETS, net .....................        8,668             4,140
OTHER ASSETS .....................................          186                55
                                                       --------          --------
TOTAL ASSETS .....................................     $139,858          $143,241
                                                       ========          ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable ..........................     $  1,340          $    333
       Accrued royalties .........................        3,216             3,208
       Income taxes payable ......................        5,574             7,359
       Deferred revenue ..........................        2,118             2,960
       Accrued liabilities .......................        5,455             5,739
                                                       --------          --------
              Total current liabilities ..........       17,703            19,599
LONG-TERM LIABILITIES ............................          343               736
                                                       --------          --------
              Total liabilities ..................       18,046            20,335
                                                       --------          --------

STOCKHOLDERS' EQUITY:
       Common stock ..............................           21                20
       Additional paid-in capital ................      160,454           155,548
       Deferred compensation .....................       (4,711)           (2,552)
       Accumulated deficit .......................      (34,003)          (30,201)
       Accumulated other comprehensive income ....           51                91
                                                       --------          --------
              Total stockholders' equity .........      121,812           122,906
                                                       --------          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......     $139,858          $143,241
                                                       ========          ========